EXHIBIT 10.18

                        OVERRIDE AND AMENDMENT AGREEMENT


         This OVERRIDE AND AMENDMENT AGREEMENT (this "Agreement") is made and entered into as of March 27, 1998, by and among STANDARD MOTOR PRODUCTS, INC. (the "Company") and each of the entities set forth on the signature pages hereto (collectively, the "1992 Noteholders"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Note Agreement dated as of November 15, 1992 (as amended from time to time prior to the date hereof, the "Existing Note Agreement", and as modified and overridden hereby, the "Note Agreement") among the Company and the 1992 Noteholders (or their respective predecessors in interest).

                                 R E C I T A L S
                                 ---------------

         WHEREAS, various Events of Default under the Existing Note Agreement presently exist, as more particularly set forth on Schedule 1 of this Agreement (collectively referred to herein as the "Current Events of Default"); and

         WHEREAS, as a result of the Current Events of Default, the 1992 Noteholders are entitled, among other things, to enforce their rights and remedies provided for in the Existing Note Agreement, including without limitation, the right to accelerate and immediately demand payment in full of the Notes; and

         WHEREAS, the Company has requested that the 1992 Noteholders waive the Current Events of Default and agree to certain modifications to the Existing Note Agreement; and

         WHEREAS, the 1992 Noteholders are willing to waive the Current Events of Default and make such modifications, but only upon full and complete compliance by the Company with the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.   DEFINITIONS.

         As used in this Agreement, the following terms shall have the following respective meanings (or the meanings set forth in the Section of this Agreement referred to opposite such term) and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined. Terms used herein and not defined shall have the respective meanings ascribed to them in the Note Agreement.

         ACCEPTABLE REPLACEMENT FACILITY -- shall mean, collectively, one or more financing transactions with one or more banks, insurance companies or other institutional investors, which transactions,

                  (i) constitute, in the aggregate, a legally binding commitment to provide to the Company unsecured revolving credit and/or term debt and/or equity financing in an aggregate amount of at least $100,000,000 and having a maturity not earlier than two years from the date the full $100,000,000 first becomes available to the Company; and

                  (ii) do not (individually or in the aggregate) violate any provision of the Note Agreement in effect at the time any of such transactions is entered into.

         AGREEMENT -- the introductory paragraph hereof.

         AMENDMENT FEE -- one and one half percent (1.50%) of the outstanding principal amount of the Notes.

         BANK LOAN AGREEMENT -- the Revolving Credit and Guaranty Agreement dated as of March 30, 1998 among the Company as borrower, certain of its subsidiaries as guarantors, the Banks as lenders, The Chase Manhattan Bank, as Administrative Agent, and The Bank of New York, as Documentation Agent, as in effect on the date hereof.

         BANKS -- The Chase Manhattan Bank, The Bank of New York, Fleet Bank, National Association, NBD Bank, Comerica Bank, and Canadian Imperial Bank of Commerce.

         CIBC OTHER CREDITS -- the term loan in the outstanding principal amount of CDN $20,000,000 extended by Canadian Imperial Bank of Commerce to SMP Motor Products, Inc., and the letter of guaranty by Canadian Imperial Bank of Commerce for the account of SMP Motor Products, Inc., in the aggregate amount of CDN $60,000 evidenced by letter of guarantee No. T374406000 issued December 30, 1996, as in effect on the date hereof.

         CLIPPER FACILITY -- collectively, the Purchase and Sale Agreement dated as of March 19, 1997 between the Company and SMP Credit Corp., the Receivables Purchase Agreement dated as of March 19, 1997 among SMP Credit Corp., the Company, Clipper Receivables Corporation, State Street Boston Capital Corporation and State Street Bank and Trust Company and any other instrument or agreement executed and delivered in connection therewith, in each case as in effect on the date hereof.

         COMPANY -- the introductory paragraph hereof.

         COOPER -- collectively, Cooper Industries, Inc., an Ohio corporation, Cooper Industries (Canada) Inc., Moog Automotive Company, a Delaware corporation and Moog Automotive Products, Inc., a Missouri corporation.

         COOPER FINANCING -- a $22,500,000 loan from Cooper to the Company substantially on the terms set forth in that certain letter from Michael J. Bailey to Brad McWilliams, dated January 28, 1998.

         COOPER SWAP -- the proposed exchange of the assets of the Company's brake division for the assets of Cooper's climate control division, as more particularly described in the

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"Standard Motor Products, Inc. Cooper Swap Deal Summary" signed on behalf of both the Company and Cooper on March 17, 1998, and all transactions between Cooper and its subsidiaries and the Company and its Subsidiaries related to such exchange.

         COSTS AND EXPENSES -- Section 10.

         CREDIT EXTENSION DATE -- October 31, 1998; PROVIDED that if on October 31, 1998 the Company is in compliance with Sections 6.15 and 6.16 of the Bank Loan Agreement, the Credit Extension Date shall be November 30, 1998; and PROVIDED FURTHER that if (a) the Maturity Date (as defined in the Bank Loan Agreement) is extended beyond November 30, 1998 and (b) the Banks receive no permanent reduction of the Tranche A Commitment (as defined in the Bank Loan Agreement), no collateral, and no increase in interest rates or fees as a result of such extension, the Credit Extension Date will be extended to the earlier of the extended Maturity Date under the Bank Loan Agreement or the date on which an Event of Default shall exist.

         CURRENT EVENTS OF DEFAULT -- the recitals hereof.

         EFFECTIVE DATE -- Section 6.

         EVENT OF DEFAULT -- means and includes any "Event of Default" as defined in the Note Agreement.

         EXISTING NOTE AGREEMENT -- the introductory paragraph hereof.

         FUEL PUMP TRANSACTION -- the proposed sale by the Company of certain assets of the fuel pump product line, as more particularly described on Schedule 2 hereto.

         GUARANTORS -- Reno Standard, Incorporated, a Nevada corporation, Stanric, Inc., a Delaware corporation and Mardevco Credit Corp., a New York corporation.

         INVESTMENT GRADE RATING -- a long term unsecured debt rating (which may be a private rating) of BBB- or better by Standard & Poor's, Duff & Phelps or Fitch IBCA, Inc., a rating of Baa3 or better by Moody's Investors Services, or such other rating as shall be reasonably acceptable to the holders of all of the Notes.

         1989 NOTEHOLDERS -- the holders of the Company's $30,000,000 aggregate principal amount Notes, due November 1, 2004 (the "1989 Notes") issued pursuant to Note Agreement dated as of October 15, 1989, as amended.

         1995 NOTEHOLDERS -- the holders of the Company's $73,000,000 aggregate principal amount Notes, due February 25, 2006 (the "1995 Notes") issued pursuant to Note Purchase Agreement dated as of December 1, 1995, as amended.

         NOTE AGREEMENT -- the introductory paragraph hereof.

         NOTES -- the $46,428,572 aggregate principal amount Notes due December 15, 2002 issued pursuant to the Note Agreement.

         OTHER DOCUMENTS --  Section 7(a).

         REQUIRED HOLDERS -- means, at any time, the holders of more than fifty percent (50%) in aggregate principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate).

         SERVICE LINE TRANSACTION -- the proposed sale by the Company of its Service Line division, as more particularly described on Schedule 2 hereto.

         SUBSIDIARY GUARANTY -- that certain guaranty of the Notes, dated the date hereof, executed by the Guarantors.

2. WAIVER OF EXISTING EVENTS OF DEFAULT.

         Subject to Section 6 of this Agreement, the 1992 Noteholders hereby waive the Current Events of Default.

3.  CONSENT TO CERTAIN TRANSACTIONS.

         Subject to Section 6 of this Agreement, the 1992 Noteholders hereby consent to the Cooper Swap, the Cooper Financing, the Service Line Transaction and the Fuel Pump Transaction, provided that each such transaction is consummated (a) substantially in accordance with the descriptions thereof set forth in Schedule 2 hereto, and (b) the net after-tax cash proceeds, if any, of such dispositions are utilized for nonpermanent reductions of the amounts outstanding under the Bank Loan Agreement and for working capital. Other than the Amendment Fee payable in connection with this Agreement, no fee shall be payable by the Company to the holders of the Notes in connection with such transactions.

4.  PAYMENTS OF INTEREST.

    The Company acknowledges and agrees that:

         (a) The aggregate outstanding principal amount of the Notes on the date hereof is $46,428,572.

         (b) Prior to April 1, 1998, interest on the Notes shall accrue in accordance with the terms of the Existing Note Agreement. From and after April 1, 1998, interest on the outstanding principal amount of the Notes shall accrue at the rate of 9.10% per annum, and interest shall accrue on any overdue principal, overdue Make-Whole Amount and (to the extent legally enforceable) on any overdue installment of interest on the Notes at a rate per annum equal to the greater of 11.10% or 3.25% over the prime rate of The Chase Manhattan Bank (or its successors) from time to time in effect. The rate of interest then payable upon the Notes shall decrease to 8.35% per annum on the first day on which the Company shall have achieved an Investment Grade Rating and no Default or Event of Default shall exist. Upon the first to occur of (i) the closing of an Acceptable Replacement Facility, or (ii) the Company's being in compliance with all covenants contained in Section 7 of the Note Agreement at all times during the fourth fiscal quarter of 1998 and the first fiscal quarter of 1999, and, in either event, no Default or Event of Default shall exist, the rate of interest then payable upon the Notes shall decrease by 0.50% per annum; provided that the rate of interest shall never be less than 8.35% per annum. The rate of interest then payable upon the Notes shall increase by 0.25% per annum on October 1, 1998 if Consolidated EBITDA (as defined in Section 3 of Schedule 3 to this Agreement) for the first three fiscal quarters of 1998 is not at least $48,371,000 on a cumulative basis and the Company has not earlier obtained an Investment Grade Rating.

         (c) Accrued interest on the outstanding principal balance of the Notes shall be payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year beginning June 30, 1998.

         (d) For purposes of computing the Make-Whole Amount due at any time with respect to the Notes, the rate of interest payable on the Notes shall be assumed to be the rate determined in accordance with the Existing Note Purchase Agreement rather than the rate determined in accordance with
    Section 4(b) above.

         (e) The provisions of this Section 4 shall override and permanently supersede any provisions to the contrary contained in the Existing Note Agreement and the Notes, and the Existing Note Agreement and the Notes are hereby deemed amended to be consistent with this Section 4.

5.   CERTAIN COVENANTS AND AGREEMENTS.

          (a) OVERRIDE OF CERTAIN COVENANTS. During the period from the Effective Date through September 30, 1998, Sections 7.1 and 7.4 of the Existing Note Agreement are hereby overridden and replaced by the financial covenants set forth in Schedule 3 to this Agreement. A breach of any of the covenants set forth on Schedule 3 shall constitute an immediate Event of Default under the Note Agreement; provided that no acceleration of the Notes may be effected as a result of any such breach unless the holders of a majority in aggregate principal amount of the Notes, the 1989 Notes and the 1995 Notes (voting as a single class) shall have consented in writing to such acceleration. On October 1, 1998, the covenants hereby overridden shall once again be in full force and effect and the enforcement rights of the 1992 Noteholders shall be as set forth in the Note Agreement without giving effect to this Section 5(a). The provisions of this Section 5(a) shall override and supersede any provisions to the contrary contained in the Existing Note Agreement and the Notes.

          (b) AMENDMENT OF CERTAIN COVENANTS. During the period from the Effective Date through September 30, 1998, certain covenants and related definitions in the Existing Note Agreement are amended in the manner set forth on Schedule 4 to this Agreement. A breach of any of such amended covenants shall constitute an immediate Event of Default under the Note Agreement. On October 1, 1998, such amendments shall terminate, and the covenants and definitions hereby amended shall once again be in full force and effect as set forth in the Existing Note Agreement.

          (c) ADDITIONAL COVENANTS. The Company covenants with the 1992 Noteholders as follows. A failure to comply with any of the covenants set forth in this Section 5(c) shall constitute an immediate Event of Default under the Note Agreement.

              (i) The Company shall not at any time pay any additional consideration to any Bank, in respect of any financial accommodation required to be made available by such Bank pursuant to the Bank Loan Agreement as in effect on the Effective Date, without making a proportionate payment at such time (based on relative principal amounts then outstanding) in respect of the Notes, the 1989 Notes and the 1995 Notes. Additional consideration which would require a proportionate payment to the 1992 Noteholders pursuant to this subsection would include, without limitation, an increase in interest rate, or an increase or imposition (as the case may be) of any commitment fee, facility fee, or amendment fee, but would not include the payment of fees, interest rate stepups or other amounts provided for in the Bank Loan Agreement and usual and customary fees for administrative matters.

              (ii) On or before the Credit Extension Date, the Company shall have entered into an Acceptable Replacement Facility.

              (iii) The Company shall not at any time permit a permanent reduction of the Tranche A Commitment under (and as defined in) the Bank Loan Agreement (it being agreed that reductions contemplated by Sections 6.18, 6.19 and 6.20 of the Bank Loan Agreement shall not be deemed to constitute reductions of the Tranche A Commitment); provided that:

                           (1) the Company may permit such a reduction if,
                  contemporaneously therewith, the Company makes a proportionate payment (based on relative principal amounts then outstanding) in respect of the Notes, the 1989 Notes and the 1995 Notes, and

                           (2) the Company may effect such a reduction in
                  connection with the replacement of the Bank Loan Agreement by an Acceptable Replacement Facility.

              (iv) The Cooper Swap and the Cooper Financing shall be consummated not later than April 15, 1998.

              (v) Any reserve for losses from discontinued operations at any time established by the Company shall be applied only to losses related to the specific discontinued operations for which such reserve was originally established, and to no other losses.

              (vi) As soon as practicable the Company shall furnish to each holder of the Notes the Company's strategic plan, including, when available, all material modifications thereto, and make its senior officers available to discuss the same with the holders of the Notes.

              (d) LIMITED CROSS DEFAULT TO BANK LOAN AGREEMENT. Notwithstanding anything in the Existing Note Agreement to the contrary, a failure to comply with any covenant contained in Section 5 or Section 6 of the Bank Loan Agreement during the period from the Effective date through October 31, 1998 shall not constitute an Event of Default under the Note Agreement so long as the Banks have not (i) accelerated the maturity of their indebtedness, or (ii) taken any enforcement action against the Company, (iii) terminated or reduced any of the Commitments (as defined in the Bank Loan Agreement), it being agreed that reductions contemplated by Sections 6.18, 6.19 and 6.20 of the Bank Loan Agreement shall not be deemed to constitute reductions of the Tranche A Commitment, or (iv) failed to make a requested advance under the Bank Loan Agreement.

              (e) AMENDED DEFINED TERM. Section 5.1 of the Existing Note Agreement is hereby amended by deleting the present definition of Funded Debt appearing therein, and substituting in place thereof the following:

              FUNDED DEBT - shall mean (i) all Indebtedness of the Company and its Subsidiaries which by its terms matures more than one year from the date of creation thereof, excluding any portion thereof payable within one year and any portion thereof outstanding pursuant to a revolving credit or similar agreement that obligates the lender or lenders thereunder to extend credit over a period of more than one year, and (ii) amounts deemed to be Funded Debt pursuant to Section 7.2 of that certain Note Purchase Agreement, dated as of December 1, 1995, between the Company and certain institutional purchasers as such agreement is in effect on March 27, 1998, whether or not the notes issued under said agreement are at any time outstanding.

6.   CONDITIONS TO EFFECTIVENESS OF AGREEMENT.

         The effectiveness of this Agreement shall be subject to and conditioned upon satisfaction of all of the following conditions precedent (the date of such satisfaction being herein referred to as the "Effective Date").

              (a) REPRESENTATIONS AND WARRANTIES TRUE. The warranties and representations set forth in Section 7 hereof shall be true and correct on and as of the Effective Date.

              (b) AUTHORIZATION OF TRANSACTIONS. The execution and delivery by the Company and the Guarantors of this Agreement, the Subsidiary Guaranty and each of the documents executed and delivered in connection herewith and therewith, shall have been duly authorized by all necessary corporate action.

              (c) EXECUTION AND DELIVERY OF THIS AGREEMENT. The Company and the holders of all of the Notes shall have executed and delivered a counterpart of this Agreement.

              (d) OTHER AMENDMENTS. The Company shall have entered into agreements substantially to the same effect as this Agreement with the 1989 Noteholders and the 1995 Noteholders, and such agreements shall be satisfactory to the 1992 Noteholders in all respects.

              (e) OTHER FINANCING. The transactions contemplated by the Bank Loan Agreement shall have closed; and the 1992 Noteholders shall have satisfied themselves that the Clipper Facility is in full force and effect.

              (f) SUBSIDIARY GUARANTY. Each of the Guarantors shall have unconditionally guarantied the Company's obligations under the Note Purchase Agreement and the Notes by executing and delivering to each 1992 Noteholder a counterpart of the Subsidiary Guaranty.

              (g) PAYMENT OF INTEREST. The Company shall have paid all interest on the Notes accrued or accruing through March 31, 1998.

              (h) AMENDMENT FEE. The Company shall have paid the Amendment Fee to the 1992 Noteholders.

              (i) FINANCIAL AND OPERATING INFORMATION. The 1992 Noteholders shall have received copies of such financial statements, projections, budgets, reports, agings and other financial and business information relating to the Company as they may have reasonably requested, all in form and substance satisfactory to the 1992 Noteholders.

              (j) COMPANY COUNSEL'S OPINION. The 1992 Noteholders shall have received from Kelley Drye & Warren LLP, special counsel for the Company, a closing opinion dated the Effective Date in form and substance satisfactory to the 1992 Noteholders. The Company hereby requests and directs such counsel to deliver such closing opinion to the 1992 Noteholders.

              (k) PAYMENT OF EXPENSES. The Company shall have paid all of the Costs and Expenses, including, without limitation, the fees of Hebb & Gitlin and The Finley Group billed as of the Effective Date.

              (l) PROCEEDINGS SATISFACTORY. All proceedings taken in connection with this Agreement and the Other Documents and all documents and papers relating thereto shall be reasonably satisfactory to the 1992 Noteholders and their special counsel. The 1992 Noteholders and their special counsel shall have received copies of such documents and papers as they may reasonably request in connection therewith.

7.   REPRESENTATIONS AND WARRANTIES.

         To induce the 1992 Noteholders to enter into this Agreement, the Company warrants and represents as follows:

              (a) ORGANIZATION, EXISTENCE AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite power and authority (a) to execute and deliver (i) this Agreement and (ii) each of the other documents and instruments to be executed by it as contemplated by this Agreement (collectively referred to herein as the "Other Documents") and (b) to perform its respective obligations under this Agreement, the Note Agreement and the Other Documents.

              (b) LITIGATION. Except for proceedings which have been adequately reserved for in the Company's financial statements delivered to the holders of the Notes, there are no proceedings pending, or to the knowledge of the Company threatened, against or affecting the Company or any Subsidiary or any of their respective properties in any court or before any governmental authority or arbitration board or tribunal which, either individually or in the aggregate, could (i) have a Material Adverse Effect, or (ii) conflict with or interfere with the ability of the Company to execute and deliver this Agreement or any of the Other Documents or to perform its obligations hereunder and thereunder.

              (c) AUTHORIZATION, EXECUTION AND ENFORCEABILITY.

                   (i) THE COMPANY. The execution and delivery by the Company of this Agreement and the Other Documents and the performance by it of its obligations under this Agreement, the Note Agreement and the Other Documents have been duly authorized by all necessary action on the part of the Company. This Agreement and the Other Documents have been duly executed and delivered by the Company. Each of this Agreement, the Note Agreement and the Other Documents is a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except that the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally; and subject to the availability of equitable remedies.

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                   (ii) GUARANTORS. The execution and delivery of the Subsidiary
              Guaranty by each Guarantor and the performance by it of its obligations thereunder has been duly authorized by all necessary action on the part of each Guarantor. The Subsidiary Guaranty has been duly executed and delivered by each Guarantor, and is a valid and binding obligation of each Guarantor enforceable in accordance with its terms, except that the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally, and subject to the availability of equitable remedies.

              (d) NO CONFLICTS OR DEFAULTS. Neither the execution and delivery by the Company of this Agreement and the Other Documents, nor the performance by the Company of its obligations under this Agreement, the Note Agreement and the Other Documents, conflicts with, results in any breach in any of the provisions of, constitutes a default under, violates, or results in the creation of any Lien upon any property of the Company under the provisions of:

                  (i) the certificate of incorporation of the Company;

                  (ii) any agreement, instrument or conveyance to which the
              Company or any of its properties may be bound; or

                  (iii) any statute, rule or regulation or any order, judgment or award of any court, tribunal or arbitrator by which the Company or any of its respective properties may be bound.

              (e) GOVERNMENTAL CONSENT. Neither the execution and delivery by the Company of this Agreement and the Other Documents, nor the performance by the Company of its obligations under this Agreement, the Note Agreement and the Other Documents, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company as a condition thereto under the circumstances and conditions contemplated by this Agreement.

              (f) DISCLOSURE OF DEFAULTS UNDER NOTE AGREEMENTS AND OTHER AGREEMENTS. Except for the Current Events of Default listed on Schedule 1 of this Agreement, there exists no Default or Event of Default under the Existing Note Agreement. After giving effect to this Agreement, the similar agreements with the 1989 Noteholders and the 1995 Noteholders, the Bank Loan Agreement, and the amendments made contemporaneously herewith to the CIBC Other Credits, neither the Company nor any Subsidiary shall be in default with respect to any indebtedness for borrowed money or any contract which is material to the business of the Company or any Subsidiary.

              (g) COMPLIANCE WITH LAW. Neither the Company nor any Subsidiary:

                   (i) is in violation of any law, ordinance, governmental rule or regulation to which it is subject; or

                   (ii) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business;

         which violation or failure to obtain might, either individually or in the aggregate, (i) have a Material Adverse Effect, or (ii) materially adversely affect the ability of the Company to perform its obligations under this Agreement, the Note Agreement or the Other Documents.

              (h) SOLVENCY. After giving effect to this Agreement, to the best of the Company's knowledge, the fair saleable value of the assets of the Company, taken as a whole, exceeds, as of the Effective Date, the liabilities of the Company, taken as a whole as of such date. After giving effect to this Agreement, the Company will be able to meet its liabilities as they mature. The Company is entering into this Agreement without any intent to hinder, delay or defraud either current creditors or future creditors.

8.       NO IMPLIED AMENDMENT.

         The actions taken in Sections 2, 3 and 5 hereof shall be limited precisely as written, and neither such actions nor any other provision of this Agreement shall, or shall be deemed or construed to:

              (a) be a consent to any other waiver, amendment or modification of any term, provision or condition of the Existing Note Agreement,

              (b) impose upon any holder of Notes any obligation, express or implied, to consent to any further amendment or further modification of the Note Agreement, or

              (c) be a consent to any waiver of any future Event of Default.

9.       ACKNOWLEDGEMENT OF VALIDITY AND ENFORCEABILITY OF NOTE AGREEMENT

         The Company acknowledges and agrees that the Note Agreement and the Notes constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally, and the Company expressly reaffirms its obligations under the Note Agreement.

10.      COSTS AND EXPENSES.

         Without in any way limiting the duties of the Company under Section
11.1 of the Note Agreement, the Company shall pay or, if paid by any holder of Notes reimburse such holder for, all reasonable out-of-pocket fees, costs and expenses (including reasonable fees of Hebb & Gitlin) paid or incurred by any holder of Notes in connection with the consideration, negotiation, preparation, drafting, implementation, amendment, modification, administration and enforcement of this Agreement, the Note Agreement, the Notes and the Other Documents, and for auditing, appraising, evaluating or otherwise monitoring any collateral or other credit support which at any time may secure the Notes (all such fees, costs and expenses, whether incurred in connection with this Agreement, the Note Agreement, any amendment or otherwise, being "Costs and Expenses"). All Costs and Expenses shall be due and payable by the Company fifteen (15) days following the Company's receipt of an invoice in reasonable detail reflecting such Costs and Expenses. Without limiting the generality of the foregoing, on the Effective Date the Company shall pay all Costs and Expenses for which an invoice in reasonable detail has been received, including, but not limited to, the statement for reasonable fees and disbursements of Hebb & Gitlin, the 1992 Noteholders' special counsel, and The Finley Group, the 1992 Noteholders' financial advisor.

11.      AMENDMENTS; WAIVERS.

         No amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Required Holders and the Company, and no termination or waiver of any provision of this Agreement, or consent to any departure therefrom, shall in any event be effective without the written concurrence of the Required Holders; provided that any waiver or amendment of Section 4 of this Agreement shall require the written consent of the holders of all of the Notes; and any amendment of Section 5(c)(ii) of this Agreement or the defined term "Acceptable Replacement Facility" may be effected only with the written agreement of the holders of a majority in aggregate principal amount of the Notes, the 1989 Notes and the 1995 Notes voting as a single class. No notice to or demand upon the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. Any failure, at any time or times hereafter, to require strict performance by the Company of any provision or term of this Agreement or the Note Agreement shall not waive, affect or diminish any right of any holder of Notes thereafter to demand strict compliance and performance herewith or therewith.

12.      BENEFIT.

         This Agreement shall be binding upon and shall inure to the benefit of the 1992 Noteholders and the Company and their respective successors and assigns. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit or interest under or because of the existence of this Agreement.

13.      GOVERNING LAW.

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to conflict of law principles of such state other than General Obligations Law ss. 5-1401.

14.      ASSIGNMENT.

         This Agreement shall not be assignable by the Company without the written consent of the 1992 Noteholders. The 1992 Noteholders may assign to one or more Persons all or any part of, or any participation interest in, its rights and benefits hereunder in connection with an assignment of, or sale of a participation interest in, the Notes held by it.

15.      SECTION HEADINGS.

         The titles of the Sections and subsections hereof appear as a matter of convenience only, do not constitute a part of this Agreement and shall not affect the construction hereof.

16.      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


   [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK. NEXT PAGE IS SIGNATURE PAGE.]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by a duly authorized officer or agent thereof, as the case may be, as of the date first above written.

                                   STANDARD MOTOR PRODUCTS, INC.


     By____________________________________________
                                                 Name:
                                                 Title:


                                   ALLSTATE LIFE INSURANCE COMPANY


     By____________________________________________
                                                 Name:
                                                 Title:


     By____________________________________________
                                                 Name:
                                                 Title:


                                   PHOENIX HOME LIFE MUTUAL INSURANCE
                                   COMPANY


     By____________________________________________
                                                  Name:
                                                  Title:


                                   PRINCIPAL MUTUAL LIFE INSURANCE COMPANY

     By____________________________________________
                                                  Name:
                                                  Title:

                                   TEACHERS INSURANCE AND ANNUITY ASSOCIATION


     By____________________________________________
                                                  Name:
                                                  Title:

                                  Schedule 1-1

                                   SCHEDULE 1

                            CURRENT EVENTS OF DEFAULT
                            -------------------------


Section 7.1                Tangible Net Worth

Section 7.3                Subsidiary Indebtedness

Section 7.4                Fixed Charge Ratio

Section 7.5                Liens

                                  Schedule 2-1

                                   SCHEDULE 2

 DESCRIPTION OF COOPER SWAP, FUEL PUMP TRANSACTION AND SERVICE LINE TRANSACTION
 ------------------------------------------------------------------------------


I.       Cooper Financing:  See definition in Section 1.

II.      Cooper Swap:  See definition in Section 1.

                                  Schedule 3-2

                                   SCHEDULE 3

                               OVERRIDE COVENANTS
                               ------------------


Capitalized terms used in this Schedule 3 and not defined shall have the meanings ascribed to such terms in the Bank Loan Agreement.

1.       TANGIBLE NET WORTH.

         During each of the fiscal quarters set out below, the Company will not allow the remainder of Tangible Net Worth to be less than the amount set forth opposite such quarter:

                    1st Quarter 1998                   $143,000,000
                    2nd Quarter 1998                   $145,000,000
                    3rd Quarter 1998                   $150,000,000

2.       NET SALES.

         During each of the fiscal quarters set out below, Net Sales of the Company and its Subsidiaries shall be not less than the amount set forth below opposite such period:

                   1st Quarter 1998                   $145,000,000
                   2nd Quarter 1998                   $167,000,000
                   3rd Quarter 1998                   $153,000,000



3.       CUMULATIVE EBITDA.

         EBITDA on a cumulative basis for the periods set out below shall be not less than the amounts set out below opposite such period:

                   First Quarter 1998                 $ 8,300,000
                   First Two Quarters 1998            $22,400,000
                   First Three Quarters 1998          $36,300,000


         4.       CAPITAL EXPENDITURES.

         Capital Expenditures of the Company and its Subsidiaries on a cumulative basis shall not be in excess of the following amounts as of the end of the period set out below opposite such amount:

                   First Quarter 1998                 $ 4,100,000



                                  Schedule 3-1

                   First Two Quarters 1998            $ 9,700,000
                   First Three Quarters 1998          $13,300,000
























































                                  Schedule 3-2

                                  Schedule 4-5

                                   SCHEDULE 4

                        AMENDMENTS TO EXISTING COVENANTS


1. SECTION 7.2 OF THE EXISTING NOTE AGREEMENT IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

         7.2      INDEBTEDNESS.

                  From and after March 31, 1998, neither the Company nor any Subsidiary shall incur or in any manner become liable in respect of any Funded Debt or Current Debt except:

                        (i) the Notes, the 1989 Notes (as defined in the
                   Override Agreement) and the 1995 Notes (as defined in the Override Agreement),

                        (ii) Funded Debt or Current Debt outstanding pursuant to
                   The Bank Loan Agreement and the Cooper Financing (as such terms are defined in the Override Agreement) (the "Bank Loan Agreement" and the "Cooper Financing" respectively),

                        (iii) Funded Debt owed to the Company or a Wholly-Owned
                   Subsidiary,

                        (iv) Funded Debt secured by purchase money Liens or
                   Capitalized Leases, provided that the aggregate principal amount thereof does not exceed $6,000,000,

                        (v) Funded Debt and Current Debt the payment of which is
                   subordinated to the payment of the Notes pursuant to subordination provisions acceptable to you in all respects,

                        (vi) the CIBC Other Credits (as defined in the Override
                   Agreement),

                        (vii) obligations outstanding under the Clipper Facility
                   (as such term is defined in the Override Agreement) not to exceed $25,000,000,

                        (viii) Funded Debt or Current Debt of Intermotor
                   Holdings Ltd. ( a corporation organized under the laws of the United Kingdom), provided that the principal amount thereof does not exceed (pound)5,000,000 over the amount such entity is presently permitted to borrow pursuant to the terms of its credit facility with The Royal Bank of Scotland, and none of such indebtedness is guarantied by the Company or any Subsidiary (the "Intermotor Loan"), and



                                  Schedule 4-1

                        (ix) indebtedness associated with a consignment of
                   $15,000,000 of inventory arising in connection with the Cooper Swap.


2. SECTION 7.3 OF THE EXISTING NOTE AGREEMENT IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

         7.3      SUBSIDIARY INDEBTEDNESS.

         The Company will not permit any Subsidiary to create, assume, incur or otherwise become liable for, directly or indirectly, any Indebtedness, other than (i) Indebtedness of a Subsidiary to the Company or a Wholly-Owned Subsidiary, (ii) Guaranties of the Notes, the 1989 Notes (as defined in the Override Agreement), the 1995 Notes (as defined in the Override Agreement) and the Indebtedness outstanding pursuant to the Bank Loan Agreement and the Cooper Financing , (iii) the CIBC Other Credits (as such term is defined in the Override Agreement), (iv) the Intermotor Loan, and (v) obligations of SMP Credit Corp. in respect of the Clipper Facility.

3. SECTION 7.5 OF THE EXISTING NOTE AGREEMENT IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

          7.5     LIENS.

         The Company will not, and will not permit any Subsidiary to, permit to exist, create, assume or incur, directly or indirectly, any Lien on its properties or assets, whether now owned or hereafter acquired, except:

              (b) Liens existing on property or assets of the Company or any Subsidiary as of the date of this Agreement that are described on
         Schedule 3.06 of the Bank Loan Agreement;

              (c) Liens for taxes, assessments or governmental charges not then due and delinquent or the validity of which is being contested in good faith and as to which the Company has established adequate reserves on its books;

              (d) Deposits or pledges in connection with or to secure payment of workers' compensation, unemployment insurance, old-age pensions or other social security, or in connection with the good faith contest of any tax Lien;

              (e) Construction, mechanics', materialmen's or warehousemen's Liens securing obligations not due or, if overdue, being contested in good faith by appropriate proceedings;



                                  Schedule 4-2

              (f) Liens arising in connection with court proceedings, provided the execution of such Liens is effectively stayed, such Liens are being contested in good faith and the Company has established adequate reserves therefor on its books;

              (g) Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money (including encumbrances in the nature of zoning restrictions, easements, rights and restrictions of record on the use of real property and landlord's and lessor's liens) that in the aggregate do not materially interfere with the conduct of the business of the Company and its Subsidiaries taken as a whole or materially impair the value of the property or assets subject thereto;

              (h) Liens securing Indebtedness of a Subsidiary to the Company or to a Wholly-Owned Subsidiary;

              (i) Liens or Capitalized Leases on fixed assets created within twelve (12) months of the date of acquisition or improvement thereof to secure or provide for all or a portion of the purchase price or cost of construction or improvement of such fixed assets, PROVIDED that such Liens do not extend to other property of the Company or any Subsidiary, the incurrence of the Indebtedness secured by such Liens is otherwise permitted by this Agreement, and the aggregate principal amount of Indebtedness secured by such Liens does not exceed $6,000,000;

              (j) Liens upon receivables sold pursuant to the Clipper Facility (as such term is defined in the Override Agreement).

              (k) Liens securing the Intermotor Loan, provided that such Liens encumber only the property of Intermotor Holdings Limited; and

              (l) a consignment of $15,000,000 of inventory arising, in connection with the Cooper Swap.

4. SECTION 7.6 OF THE EXISTING NOTE AGREEMENT IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

         7.6      RESTRICTED PAYMENTS.

         The Company will not declare or make any dividend or redemption on or of any of its capital stock unless, after giving effect thereto, (a) no Default or Event of Default would exist, (b) the Company would be in compliance with
Section 6.06 of the Bank Loan Agreement.

5. SECTION 7.7 OF THE EXISTING NOTE AGREEMENT IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

         7.7      MERGER OR CONSOLIDATION.


                                  Schedule 4-3

         Except for the Cooper Swap (as defined in the Override Agreement), the Company will not, and will not permit any Subsidiary to, merge or consolidate with, or sell all or substantially all of its assets to, any Person, except that any Subsidiary may (i) merge into the Company or a Wholly-Owned Subsidiary or
(ii) sell, transfer or lease all or any part of its assets to the Company or to a Wholly-Owned Subsidiary or (iii) merge into any Person which, as a result of such merger, becomes a Wholly-Owned Subsidiary; provided in each such instance that immediately after giving effect thereto there shall exist no Default or Event of Default.

6. SECTION 7.8 OF THE EXISTING NOTE AGREEMENT IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

         7.8      SALE OF ASSETS; SALE OF RECEIVABLES.

         The Company will not, and will not permit any Subsidiary to, sell, lease, transfer or otherwise (including by way of merger) dispose of (collectively a "Disposition") any assets (including capital stock of Subsidiaries) in one or a series of transactions to any Person other than the Company or a Wholly-Owned Subsidiary other than:

              (m) sales of inventory in the ordinary course of business;

              (n) Dispositions of other properties no longer used or useful in the business, provided that all such Dispositions shall be for fair market value, and the aggregate fair market value of the properties so disposed of does not exceed $5,000,000;

              (o) the Cooper Swap (as such term is defined in the Override Agreement);

              (p) the Service Line Transaction (as such term is defined in the Override Agreement);

              (q) the Fuel Pump Transaction (as such term is defined in the Override Agreement);

              (r) the sale or compromise of the Borrower's claim in the APS bankruptcy case;

              (s) sales of accounts receivable pursuant to the Clipper Facility (as such term is defined in the Override Agreement), and

              (h) dispositions of surplus or unneeded property obtained in connection with the Cooper Swap.

7. SECTION 7.9 OF THE EXISTING NOTE AGREEMENT IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

         7.9      DISPOSITION OF STOCK OF SUBSIDIARIES.


                                  Schedule 4-4

         The Company will not, and will not permit any Subsidiary to, issue, sell or transfer the capital stock of a Subsidiary unless (i) all shares of capital stock of such Subsidiary and all Indebtedness of such Subsidiary owned by the Company and by every other Subsidiary shall simultaneously be sold, transferred or otherwise disposed of, (ii) such Subsidiary does not thereafter own any shares of capital stock or Indebtedness of the Company or another Subsidiary, (iii) such sale would be permitted by Section 7.8, and (iv) the board of directors of the Company shall have made a good faith determination that such sale or transfer is in the best interests of the Company.

8. SECTION 7.10 OF THE EXISTING NOTE AGREEMENT IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

         7.10     PERMITTED INVESTMENTS.

         The Company will not, and will not permit any Subsidiary to, make any Investment other than a Permitted Investment; provided that the Company shall make no Permitted Investment of the type described in clause (iv), clause (vii) or clause (x) of the definition of Permitted Investment.

9. SECTION 7.14 OF THE EXISTING NOTE AGREEMENT IS HEREBY AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

         7.14     GUARANTIES.

         The Company will not, and will not permit any Subsidiary to, become or be liable in respect to any Guaranties of Indebtedness, except Guaranties of the Indebtedness outstanding under the Notes, the 1989 Notes, the 1995 Notes, the Bank Loan Agreement and the CIBC Other Credits (as such terms are defined in the Override Agreement).

10.      A NEW SECTION 7.15 IS HEREBY ADDED TO THE EXISTING NOTE AGREEMENT AS
         FOLLOWS:

         7.15     LIMITS ON MANAGEMENT COMPENSATION.

         Make or permit any material change from the 1997 Management Compensation Plan as approved by the Company's Board of Directors

11. SECTION 5.1 OF THE EXISTING NOTE AGREEMENT IS HEREBY AMENDED BY ADDING THERETO, IN PROPER ALPHABETICAL ORDER, THE FOLLOWING DEFINED TERM:

         Override Agreement -- That certain Override Amendment Agreement between you and the Company, dated as of March 27, 1998.


                                  Schedule 4-5